EXHIBIT 4.3


                           UNITED STATES LEATHER, INC.
                             1403 West Bruce Street
                              Milwaukee, WI  53204


                                February 14, 1997


   The First National Bank of Boston, as Agent
   100 Federal Street
   Boston, MA  02110

   Attention:     Mark K. Gertzof, Director, Mail Stop 01-09-06
                  Howard Bailey, Vice President, Mail Stop 01-09-06

        Re: Amendment No. 1 to Restated Revolving Credit Agreement, dated as of December 20, 1996

   Dear Mark and Howard:

             Reference is hereby made to the Restated Revolving Credit Agreement, dated as of December 20, 1996, among United States Leather, Inc. ("USL"), A.R. Clarke Limited ("ARC"; and, collectively with USL, the "Borrowers"), The First National Bank of Boston and other banks which may become parties to such Agreement (collectively, the "Banks") and The First National Bank of Boston as Agent (the "Agent") (the "Agreement"). Terms defined in the Agreement not otherwise defined herein shall have the meanings herein ascribed to them therein.

             The Borrowers have requested that the Majority Banks make certain amendments to the Agreement, and the Majority Banks are willing to make such amendments solely upon the terms and conditions set forth herein. Therefore, in consideration of the following amendments, the Borrowers hereby agree with the Agent and the Majority Banks to amend the Agreement as follows:

             1. Until 10 Business Days after the date upon which the Agent and the Banks have received the financial statements of the Borrowers required to be delivered pursuant to Section 5.1(a) for the fiscal year of the Borrowers ending December 31, 1996, the aggregate amount of Overadvances permitted pursuant to Section 2.3(i) of the Agreement in accordance with the terms of Section 2.3(ii)(a) of the Agreement shall not exceed $0.00.

             2. Section 5.1(b) of the Agreement is hereby amended by inserting at the end thereof the following new proviso:

             ", provided that solely with respect to the fiscal quarter of the Borrowers ending December 31, 1996, the financial statements referred to in this clause (b) shall not be required to be delivered until 59 days after the end of the fiscal year of the Borrowers ending December 31, 1996"

             3. Section 5.1(f) of the Agreement is hereby amended by inserting at the end thereof the following new proviso:

             ", provided that solely with respect to the fiscal quarter of the Borrowers ending December 31, 1996, the report referred to in this clause (f) shall not be required to include computations of the covenants contained in Sections 6.7 or 6.9"

             4. Sections 6.7 and 6.9 of the Agreement are each hereby amended by inserting at the end thereof the following new sentence:

             "It is acknowledged by the parties hereto that, solely for the fiscal period consisting of the four consecutive calendar quarters ending December 31, 1996, the Borrowers' compliance with the foregoing covenant shall be tested based upon the financial statements delivered by the Borrowers pursuant to
             Section 5.1(a) for the fiscal year of the Borrowers ending on December 31, 1996, rather than the financial statements delivered by the Borrowers pursuant to
             Section 5.1(b) for the fiscal quarter of the Borrowers ending on December 31, 1996."

             The Borrowers hereby represent and warrant that, after giving effect to the amendments set forth herein, each of the representations and warranties set forth in the Agreement is true and correct on the date hereof in all material respects and, after giving effect to the amendments set forth herein, no event has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

             The Borrowers hereby acknowledge and agree that, except to the extent specifically amended hereby, all of the items, conditions, terms and provisions of the Agreement shall remain unmodified and the Agreement, as amended hereby is confirmed as being in full force and effect.

                                 UNITED STATES LEATHER, INC.

                                 By:  /s/ Kinzie L. Weimer
                                 Kinzie L. Weimer, Chief Financial Officer

                       (Signatures continued on next page)

                                 A.R. CLARKE LIMITED

                                 By:  /s/ Kinzie L. Weimer
                                 Kinzie L. Weimer, Chief Financial Officer

   Acknowledged and Agreed to:

   THE FIRST NATIONAL BANK OF BOSTON

   By:  /s/ Howard C. Bailey
      Howard C. Bailey, Vice President

   HELLER FINANCIAL, INC.

   By:  /s/ George Grieco
      George Grieco, Vice President

   THE CHASE MANHATTAN BANK

   By:  /s/ John T. Zeller
      John T. Zeller, Vice President

   BTM CAPITAL CORPORATION

   By:  /s/ James Torkelson
      Mr. James Torkelson, Vice President,
      Regional Manager